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                                OROAMERICA, INC.
                            443 North Varney Street
                               Burbank, CA 91502
                                                                  August 8, 1996

Ms. Sophia Chalermsopone
c/o OroAmerica, Inc.                                                PERSONAL AND
443 North Varney Street                                             CONFIDENTIAL
Burbank, CA 91502

Dear Sophia:

         OroAmerica, Inc., a Delaware corporation (the "Company"), considers you a valuable executive, and the Board of Directors (the "Board") has authorized certain actions to reinforce and encourage your attention and dedication to your duties without distraction in the event that the Company should become the target of a hostile takeover attempt or enter into negotiations that could lead to a change in control of the Company.

         By this letter agreement (the "Agreement"), the Company agrees with you as follows:

         1. ENTITLEMENT TO TERMINATION BENEFIT. If you are in the employ of the Company when a CHANGE IN CONTROL occurs, and if your employment is terminated within one year after the CHANGE IN CONTROL occurs for any reason other than (a) CAUSE, (b) your death, (c) your failure to return to full-time work after the end of a DISABILITY PERIOD or (d) your resignation other than for GOOD REASON, you will be entitled to receive a TERMINATION BENEFIT, as provided herein.

         2. DEFINITIONS. As used herein, the following terms have the following meanings:

         "CAUSE", when used with reference to termination of your employment for CAUSE, means:

                 (a) Your continuing wilful and material breach of your duties to the Company after you receive a demand from the Board specifying the manner in which you have wilfully and materially breached such duties, other than any such failure resulting from your DISABILITY; or

                 (b) your being prosecuted by any governmental agency or prosecutor on charge of a felony;

                 (c) your committing fraud in the course of your employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or





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Ms. Sophia Chalermsopone
August 8, 1996
Page 2

                 (d) your gross misconduct causing material harm to the Company.

         "CHANGE IN CONTROL" shall be deemed to occur when any PERSON who is not such beneficial owner on the date hereof becomes the beneficial owner (as that term is defined in Rule 13(d)-3 under the Securities Exchange Act of 1934) of voting securities having at least a majority of the voting power of the outstanding voting securities of the Company.

         "COMPANY" means OroAmerica, Inc., and its consolidated subsidiaries, any successor to its business and/or assets which assumes or becomes subject to this Agreement by operation of law or otherwise and any parent corporation of any such successor.

         "DISABILITY" shall mean your full-time absence from your duties with the Company, as a result of incapacity due to physical or mental illness.

         "DISABILITY PERIOD" means a period of six (6) months commencing on the first day of a DISABILITY occurring after a CHANGE IN CONTROL.

         "GOOD REASON" means a reduction in the annual rate of your base salary from such annual rate immediately before a CHANGE IN CONTROL, occurring without your express written consent and within 90 days prior to your resignation as a result thereof.

         "PERSON" or "person" means an individual, a corporation, a partnership, an association, a group of persons acting in concert, a trust or any other entity or organization.

         "TERMINATION BENEFIT" means an amount equal to twelve months' base salary at the annual base salary rate that you were being paid when the CHANGE IN CONTROL occurred.

         3. CONFIDENTIALITY. The Company believes, and you acknowledge, that disclosure of the existence or terms of this Agreement would do irreparable harm to the Company. Therefore, you agree that the terms and existence of this Agreement are confidential, and you agree not to disclose its terms or the fact that such an agreement exists without the express written consent of the Company. If you fail to maintain such confidentiality, the Company shall have the right to terminate this Agreement at any time and to refuse to pay the TERMINATION BENEFIT to you.

         4.      OTHER PROVISIONS GOVERNING YOUR COMPENSATION.

                 4.1 During any DISABILITY PERIOD you shall continue to receive your full base salary at the rate then in effect, unless and until your employment is terminated.





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Ms. Sophia Chalermsopone
August 8, 1996
Page 3


                 4.2 If you become entitled to a TERMINATION BENEFIT, it shall be paid in equal installments on the Company's regular pay days for executives occurring during the twelve months following termination of your employment. The TERMINATION BENEFIT shall be in lieu of any severance pay, vacation pay and sick leave pay to which you would otherwise be entitled in accordance with Company policy.

                 4.3 You shall not be required to mitigate the amount of any TERMINATION BENEFIT by seeking other employment or otherwise, nor shall the amount of any TERMINATION BENEFIT be reduced by any compensation earned by you as the result of employment by another employer, or otherwise.

                 4.4 Except as expressly provided otherwise herein, none of the provisions of this Agreement is intended to curtail or limit in any way any contractual rights which you may have under any Company plan in which you participate or under any agreement binding on the Company to which you are a party, and all such contractual rights shall survive the execution of this Agreement and any CHANGE IN CONTROL. The TERMINATION BENEFIT shall not be considered compensation for any benefit calculation or other purpose under any retirement plan or other benefit plan maintained by the Company.

         5. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         6. TERMINATION OF AGREEMENT. This is not an Employment Agreement, and the Company shall have the right to terminate your employment without CAUSE and without becoming obligated to pay a TERMINATION BENEFIT, at any time before a CHANGE IN CONTROL OCCURS. In addition to its rights under Paragraph 3 above, the Company may terminate this Agreement effective at any time after June 30, 1997, by notice to you, if no CHANGE IN CONTROL has occurred prior to the giving of such notice. Once terminated, this Agreement shall have no further force or effect.

         7.      NOTICES.   All notices and all other communications provided
for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance





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Ms. Sophia Chalermsopone
August 8, 1996
Page 4

herewith, except that notice of change of address shall be effective only upon receipt. Notices to the Company shall be directed to the attention of the Secretary of the Company.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, whether written or oral, relating to the same subject matter. All such previous agreements between the parties hereto are hereby terminated and shall have no further force or effect.

         9.      CHOICE OF LAW.   The validity, interpretation, construction
and performance of this Agreement shall be governed by the laws of the State of California.

         If this letter correctly sets forth our understanding on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our Agreement on this subject.

                                        Very truly yours,

                                        OROAMERICA, INC.


                                        By  /s/ Guy Benhamou
                                          ----------------------------------
                                            GUY BENHAMOU, President


Agreed to this 8th day of
August, 1996.


/s/ Sophia Charlermsopone
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Sophia Chalermsopone